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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                October 27, 1998
                                 Date of Report
                        (Date of earliest event reported)


                         Marine Management Systems, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


      0-29236                                         06-886588
(Commission File Number)                            (IRS Employer
                                                  Identification No.)


                                 470 West Avenue
                               Stamford, CT 06902
               (Address of principal executive offices) (Zip Code)



                                 (203) 327-6404
              (Registrant's telephone number, including area code)
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Item 5.         Other Events.

Marine Management Systems, Inc. (MMS) announces the retirement of Mr. Robert
D. Ohmes, 63, from the Company. Mr. Ohmes is a co-founder of the Company, has been with MMS for over 29 years, and was, for the last 25 years, the Executive Vice President and Chief Financial Officer of the Company. During his tenure, Mr. Ohmes headed up the Initial Public Offering (IPO) completed on May 1, 1997. Mr. Ohmes will continue to be an active member of the MMS Board of Directors.

Mr. Robert N. Anderson has been appointed Acting Chief Financial Officer for the Company. Mr. Anderson, 48, joined the Company in May of 1998 as Controller, just after the Company's IPO. Mr. Anderson is a CPA from the state of New York and has over 25 years of financial experience, most recently as a CFO for a Connecticut retail chain, and as a Manager of
Internal Audit for a Fortune 500 company.    Management plans to nominate Mr.
Anderson for the position of Chief Financial Officer at the next Board of Directors meeting.
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                         MARINE MANAGEMENT SYSTEMS, INC


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         MARINE MANAGEMENT SYSTEMS, INC
                                  (Registrant)

Dated:  October 30, 1998            By:  /s/Michael P. Barney
                                         --------------------
                                         Michael P. Barney
                                         President and Chief Executive Officer